UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES

EXCHANGE ACT OF 1934

Filed by the Registrant ☒

Filed by a party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to § 240.14a-12

BOSTON CAPITAL TAX CREDIT FUND V L.P.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of filing fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

☐	Fee paid previously with preliminary materials:

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:
(2)	Form, Schedule or Registration Statement No.:
(3)	Filing Party:
(4)	Date Filed:

Dear Boston Capital Tax Credit Fund V L.P. Investor:

If you received this postcard, you have NOT submitted your consent to the proposed amendment to amend the Agreement of Limited Partnership of Boston Capital Tax Credit Fund V Limited Partnership (the “Partnership”). A Consent Solicitation Statement and accompanying information regarding the proposed amendment to the Partnership’s Agreement of Limited Partnership were sent to you on or about July 25, 2018.

YOUR VOTE IS VERY IMPORTANT. FAILURE TO VOTE IN FAVOR OF THE AMENDMENT WILL HAVE THE SAME EFFECT AS A VOTE AGAINST THE AMENDMENT.

IF THE AMENDMENT IS NOT APPROVED THE GENERAL PARTNER MAY BE REQUIRED TO MAKE MULTIPLE SOLICITATIONS TO THE VARIOUS SERIES TO SELL THE FINAL ASSET (PROPERTY) OF EACH SERIES WHICH WILL LIKELY RESULT IN GREATER EXPENSE TO THE PARTNERSHIP AND LIKELY EXTEND THE DURATION OF THE PARTNERSHIP, WHICH MAY RESULT IN ADDITIONAL YEARS OF K-1 FILINGS FOR YOU UNTIL CONSENT IS RECEIVED TO SELL THE FINAL ASSET OF ANY ONE SERIES.

To place your vote we recommend you please go to https://securities.portal.conduent.com/bcproxy/index.html and follow the link to the consent voting website or fax your consent card to Conduent Securities Services, Inc. at 214-887-7411. To vote via internet you will need your Investor ID and your PIN number printed on the consent card. If you do not have the original materials or your Investor ID, please call Boston Capital Investor Services toll-free at 800-955-2733. The voting website is also accessible via Boston Capital‘s website at https://investorcenter.bostoncapital.com/static_pages/login_page.html

Investor Services for Boston Capital One Boston Place Boston, MA 02108-4406 Phone: 800-955-2733 Fax: 617-624-8999